Exhibit 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 16, 2000, included in the Form 11-K for the Westar Communications, Inc. 401(k) Profit Sharing Plan (formerly Westar Security Services, Inc. 401(k) Profit Sharing Plan), into the Western Resources, Inc. previously filed Registration Statements File Nos. 333-06887 of Western Resources, Inc. on Form S-8.

Arthur Andersen

Kansas City, Missouri,
June 28, 2000